Exhibit 21.1
List of Subsidiaries of the Company (1)

Autotech Fund II, L.P. (Delaware) (3.326463%)	Lear Corporation GmbH (Germany)
Bauerhin-Elektro-Warme GmbH (Germany)	Lear Corporation Holding Spain S.L.U. (Spain)
Beijing BAI Lear Automotive Systems Co., Ltd. (China) (50%)	Lear Corporation Hungary Automotive Manufacturing Kft. (Hungary)
Beijing BHAP Lear Automotive Systems Co., Ltd. (China) (50%)	Lear Corporation Ingenierie, S.A.S. (France)
Beijing Lear Hyundai Transys Co., Ltd. (China) (50%)	Lear Corporation Italia S.r.l. (Italy)
CelLink Corporation (Delaware) (3.18%)	Lear Corporation Japan K.K. (Japan)
Changchun Lear FAWSN Automotive Electrical Co., Ltd. (China) (69%)	Lear Corporation Loire, S.A.S. (France)
Changchun Lear FAWSN Automotive Seat Systems Co., Ltd. (China) (49%)	Lear Corporation Macedonia DOOEL Tetovo (Macedonia)
Chihuahua Electrical Wiring Systems S. de R.L. de C.V. (Mexico) (49%)	Lear Corporation Martorell, S.L.U. (Spain)
Chongqing Dongshi Lear Automotive Seating Co., Ltd. (China) (50%)	Lear Corporation Meknes S.a.r.l.a.u. (Morocco)
Consorcio Industrial Mexicano de Autopartes S. de R.L. de C.V. (Mexico)	Lear Corporation Mexico S. de R.L. de C.V. (Mexico)
Durango Automotive Wiring Systems, S. de R.L. de C.V. (Mexico) (49%)	Lear Corporation Pension Scheme Trustees Limited (United Kingdom)
Eagle Ottawa (Thailand) Co., Ltd. (Thailand)	Lear Corporation Poland II Sp. z.o.o. (Poland)
Eagle Ottawa China Ltd. (China)	Lear Corporation Pontevedra, S.L.U. (Spain)
Eagle Ottawa Fonseca S.A. (Argentina) (70%)	Lear Corporation Romania S.r.L. (Romania)
Eagle Ottawa Hungary Kft. (Hungary)	Lear Corporation S.r.L. (Moldova)
Eagle Ottawa North America, LLC (Delaware)	Lear Corporation Seating France Feignies S.A.S. (France)
Eagle Ottawa UK Limited (United Kingdom)	Lear Corporation Seating France S.A.S. (France)
Evolved by Nature Inc. (Delaware) (3.23%)	Lear Corporation Seating Slovakia s.r.o. (Slovak Republic)
EXO Technologies Ltd. (Israel)	Lear Corporation Services Macedonia DOEEL Skopje (Macedonia)
Foshan Lear FAWSN Automotive Systems Co., Ltd. (China) (49%)	Lear Corporation South East Asia Co., Ltd. (Thailand)
Gill Industries of Mexico, S. de R.L. de C.V. (Mexico)	Lear Corporation Sweden AB (Sweden)
Guangzhou Lear Automotive Components Co., Ltd. (China) (50%)	Lear Corporation Tunisia S.u.a.r.l. (Tunisia)
Guilford Europe Limited (United Kingdom)	Lear Corporation UK Holdings Limited (United Kingdom)
Guilford Europe Pension Trustees Limited (United Kingdom)	Lear Corporation Valenca, Unipessoal, Lda. (Portugal)
HB Polymer Company, LLC (Delaware) (10%)	Lear DFM Automotive Seating (Yancheng) Co., Ltd. (China) (50%)
HG tronic, spol. s.r.o. (Czech Republic)	Lear DFM Tachi-S Automotive Seating (Dalian) Co., Ltd. (China) (25.5%)
Honduras Electrical Distribution Systems S. de R.L. de C.V. (Honduras) (49%)	Lear do Brasil Industria e Comercio de Interiores Automotivos Ltda. (Brazil)
Hyundai Transys Lear Automotive India Private Limited (India) (35%)	Lear Dongshi Automotive Seating Co., Ltd. (China) (50%)
IGB Automotriz S. de R.L. de C.V. (Mexico)	Lear Dongshi Automotive Seating (Wuhan) Co., Ltd. (China) (50%)
IGB Automotive Comp d.o.o. Indija (Serbia)	Lear Dongshi Tachi-S Automotive Seating (Wuhan) Co., Ltd. (China) (40%)
IGB Automotive Ltd. (Canada)	Lear East European Operations S.a.r.l. (Luxembourg)
IGB Automotive Tianjin Ltd. (China)	Lear EEDS and Interiors, LLC (Delaware)
IGB Automotive Vietnam Co., Ltd. (Vietnam)	Lear Electrical Systems de Mexico S. de R.L. de C.V. (Mexico)
Industrias Lear de Argentina SrL (Argentina)	Lear European Holding S.L.U. (Spain)
Insys - Interior Systems SA (Argentina) (5%)	Lear Global Technology Corporation France (Delaware)
Jiangxi Jiangling Lear Interior Systems Co. Ltd. (China) (50%)	Lear Global Technology Corporation Germany (Delaware)
Lear Thermal Comfort Systems Mexico, S. de R.L. de C.V.(Mexico)	Lear Global Technology Corporation Spain (Delaware)
Kyungshin-Lear Sales and Engineering LLC (Delaware) (49%)	Lear Global Technology Corporation UK (Delaware)
Lear (China) Holding Limited (China)	Lear Holdings, S. de R.L. de C.V. (Mexico)
Lear (Luxembourg) S.a.r.l. (Luxembourg)	Lear India Engineering, LLC (Delaware)
Lear (Shanghai) Auto Parts Technology Co., Ltd. (China)	Lear India Engineering, LLP (India)
Lear (Suining) Automotive Electrical Co., Ltd. (China)	Lear Israel Engineering, LLC (Delaware)
Lear Automotive (Malaysia) Sdn. Bhd. (Malaysia)	Lear Japan Engineering, LLC (Delaware)
Lear Automotive (Thailand) Co., Ltd. (Thailand)	Lear Korea Engineering Yuhan Hoesa (Korea)
Lear Automotive EEDS Honduras, S. de R.L. de C.V. (Honduras)	Lear Korea Yuhan Hoesa (Korea)
Lear Automotive Electronics and Electrical Products (Shanghai) Co., Ltd. (China)	Lear LLC (Russia)
Lear Automotive India Private Limited (India)	Lear Mexican Seating Corporation (Delaware)
Lear Automotive Interior Materials (Yangzhou) Co., Ltd. (China)	Lear Mexican Trim Operations, S. de R.L. de C.V. (Mexico)
Lear Automotive Manufacturing, L.L.C. (Delaware)	Lear Otomotiv Sanayi ve Ticaret Limited Sirketi (Turkey)
Lear Automotive Metals (Wuhan) Co., Ltd. (China)	Lear Philippines Engineering, LLC (Delaware)
Lear Automotive Morocco S.a.r.l.a.u (Morocco)	Lear Seating (Thailand) Corp. Ltd. (Thailand)
Lear Automotive Parts (Jining) Co., Ltd. (China)	Lear Sewing (Pty.) Ltd. (South Africa)
Lear Automotive Parts (Shanghai) Co., Ltd. (China)	Lear Specialty Cars Italy S.r.l. (Italy)

Exhibit 21.1
List of Subsidiaries of the Company (1)
(Continued)

Lear Automotive Services (Netherlands) B.V. (Netherlands)	Liuzhou Lear DFM Fangsheng Automotive Seating Co., Ltd. (China) (25.5%)
Lear Automotive Systems (Changshu) Co., Ltd. (China)	Maniv Mobility II A, LP (Delaware) (6.7326%)
Lear Automotive Systems (Chongqing) Co., Ltd. (China)	Markol Otomotiv Yan Sanayi ve Ticaret A.S. (Turkey) (35%)
Lear Automotive Systems (Jiaxing) Co., Ltd. (China)	Martur Sunger ve Koltuk Tesisleri Ticaret A.S. (Turkey) (0.7%)
Lear Automotive Systems (Shenyang) Co., Ltd. (China)	MSeat Inc. (Korea) (0.186%)
Lear Automotive Systems (Yangzhou) Co., Ltd. (China)	PT Lear Automotive Indonesia (Indonesia)
Lear Chang’an (Chongqing) Automotive System Co., Ltd. (China) (55%)	PT Lear Corporation Indonesia (Indonesia) (51%)
Lear Chang’an (Hangzhou) Automotive Seating Co., Ltd. (China) (55%)	Qingdao Lear FAWSN Automotive Seat Systems Co., Ltd. (China) (49%)
Lear China Engineering, LLC (Delaware)	RevoLaze, LLC (Delaware) (20%)
Lear Corporation (Mauritius) Limited (Mauritius)	Shanghai Lear Automotive Systems Co., Ltd. (China)
Lear Corporation (UK) Limited (United Kingdom)	Shenyang Jinbei Lear Automotive Seating Co., Ltd. (China) (49%)
Lear Corporation (Vietnam) Limited (Vietnam)	Shenyang Lear Jinbei Automotive Systems Co., Ltd. (China) (51%)
Lear Corporation Ara, S.L.U. (Spain)	Silk Medical Aesthetics, Inc. (Delaware) (3.23%)
Lear Corporation Ardasa, S.L.U. (Spain)	Softwear Automation, Inc. (Georgia) (7.71%)
Lear Corporation Asientos S.L.U. (Spain)	Tachi-S Lear DFM Automotive Seating (Xiangyang) Co., Ltd. (China) (40%)
Lear Corporation Belgium B.V. (Belgium)	Tacle Guangzhou Automotive Seat Co., Ltd. (China) (25.5%)
Lear Corporation Beteiligungs GmbH (Germany)	Tacle Seating UK Limited (United Kingdom)
Lear Corporation Canada Ltd. (Canada)	Techstars Corporate Partners 2017 LLC (Delaware) (0.634299%)
Lear Corporation China Ltd. (Mauritius)	Thagora Technology S.r.L. (Romania)
Lear Corporation Czech Republic s.r.o. (Czech Republic)	Tianjin FAWSN Lear Automotive Electrical & Electronics Co., Ltd. (China) (69%)
Lear Corporation d.o.o. Novi Sad (Serbia)	Trucks Venture Fund 2, LP (Delaware) (9.52%)
Lear Corporation Engineering (UK) Limited (United Kingdom)	Wuhan Lear DFM Yunhe Automotive Seating Co., Ltd. (China) (40%)
Lear Corporation Engineering Czech Republic s.r.o. (Czech Republic)	Wuhan Lear-DFM Auto Electric Company, Limited (China) (75%)
Lear Corporation Engineering GmbH (Germany)	Xevo Inc. (Delaware)
Lear Corporation Engineering Italy S.r.l. (Italy)	Xevo Japan, LLC (Delaware)
Lear Corporation Engineering Morocco S.a.r.l.a.u (Morocco)	Xevo K.K. (Japan)
Lear Corporation Engineering Poland Sp. z.o.o. (Poland)	Yangzhou Lear Hulane Automotive Parts Trading Co. Ltd. (China) (60%)
Lear Corporation Engineering Spain S.L.U. (Spain)	Zhengzhou Lear DFM Taixin Automotive Seating Co., Ltd. (China) (25.5%)
Lear Corporation France S.A.S. (France)
(1) All subsidiaries are wholly owned unless otherwise indicated.